BYLAWS

                                       OF

                          INFINITY CAPITAL GROUP, INC.

                            (A MARYLAND CORPORATION)

                                    ARTICLE I

                        NAME OF CORPORATION, LOCATION OF
                                OFFICES AND SEAL

Section 1. Name.  The name of the corporation is Infinity Capital Group, Inc.

Section 2. Principal Offices. The principal office of the Corporation is in the City of New York. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

Section 3. Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland". The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                   ARTICLE II

                                  SHAREHOLDERS

Section 1. Annual Meetings. An annual meeting of shareholders to elect directors and transact any other business within the Corporation's powers will be held at such time as is set by the Board of Directors during the month of May of each calendar year.

Section 2. Special Meetings. Special meetings of shareholders may be called at any time by the Chairman of the Board, or President, or by a majority of the Board of Directors, and shall be held at such time and place as may be stated in the notice of the meeting.

Special meetings of the shareholders may be called by the Secretary upon the written request of the holders of shares entitled to vote not less than twenty-five percent of all the votes entitled to be cast at such meeting, provided that (1) such request shall state the purposes of such meeting and the

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matters  proposed  to be acted  on,  and (2) the  shareholders  requesting  such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders. No special meeting shall be called upon the request of shareholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

Section 3. Notice of Meetings. The Secretary shall cause notice of the place, date, and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be mailed, postage prepaid, not less than ten nor more than ninety days before the date of the meeting, to each shareholder entitled to vote at such meeting at his or her address as it appears on the records of the Corporation at the time of such mailing. Notice shall be deemed to be given when deposited in the United States mail addressed to the shareholders as aforesaid. Notice of any shareholders' meeting need not be given to any shareholder who shall sign a written waiver of such notice whether before or after the time of such meeting, or to any shareholder who is present at such meeting in person or by proxy. Notice of adjournment of a shareholders' meeting to another time or place need not be given if such time and place are announced at the meeting. Irregularities in the notice of any meeting to, or the nonreceipt of any such notice by, any of the shareholders shall not invalidate any action otherwise properly taken by or at any such meeting.

Section 4. Quorum and Adjournment of Meetings. The presence at any shareholders' meeting, in person, by telephone conference, or by proxy, of shareholders entitled to cast a majority of the votes shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no shareholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as secretary of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 5. Voting. Except as otherwise provided in the Articles of Incorporation or by applicable law, at each shareholders' meeting each shareholder shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and registered in his or her name on the books of the Corporation on the record date fixed in accordance with Section 5 of Article VI hereof, either in person or by proxy appointed by instrument in writing subscribed by such shareholder or his or her duly authorized attorney, except that no shares held by the Corporation shall be entitled to a vote.

Except as otherwise provided in the Articles of Incorporation, these Bylaws, as required by provisions of the Investment Company Act of 1940, as amended ("1940 Act") or as required under Maryland law, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved at the meeting.

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At any meeting at which there is an election of  Directors,  the chairman of the meeting may, and upon the request of the holders of ten percent of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall, after the election, make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed as an inspector.

Section 6. Validity of Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the shareholder or by his or her duly authorized attorney. Unless a proxy provides otherwise, it shall not be valid more than eleven months after its date. All proxies shall be delivered to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted, who shall decide all questions concerning qualification of voters, the validity of proxies, and the acceptance or rejection of votes. If inspectors of election have been appointed by the chairman of the meeting, such inspectors shall decide all such questions. A proxy with respect of stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise.

Section 7. Stock Ledger and List of Shareholders. It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a shareholder of record of the Corporation for more than six months next preceding such request, who owns in the aggregate five percent or more of the outstanding capital stock of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office in Illinois) a written request to any officer of the Corporation or its resident agent in Illinois for a list of the shareholders of the Corporation. Within twenty days after such a request, there shall be prepared and filed at the Corporation's

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principal  office in New York a list  containing  the names and addresses of all shareholders of the Corporation and the number of shares of each class held by each shareholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar.

Section 8. Action Without Meeting. Any action required or permitted to be taken by shareholders at a meeting of shareholders may be taken without a meeting if
(1) all shareholders entitled to vote on the matter sign a written consent to the action, (2) all shareholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and (3) the consents and waivers are filed with the records of the meetings of shareholders. Such consent shall be treated for all purposes as a vote at the meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

Section 1. Powers. Except as otherwise provided by operation of law, by the Articles of Incorporation, or by these Bylaws, the business and affairs of the Corporation shall be managed under the direction of and all the powers of the Corporation shall be exercised by or under authority of its Board of Directors.

Section 2. Number and Term of Directors. Except for the initial Board of Directors, the Board of Directors shall consist of not fewer than three nor more than five Directors, as specified by a resolution of a majority of the entire Board of Directors. Directors need not be shareholders of the Corporation. All acts done at any meeting of the Directors or by any person acting as a Director, so long as his or her successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as a Director or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation. Each Director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal.

Section 3. Election. Unless otherwise required by the 1940 Act, at each annual meeting of shareholders, Directors shall be elected by vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a Director.

Section 4. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal, or otherwise, or if the authorized number of Directors shall be increased, the

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Directors  then in office  shall  continue to act,  and such  vacancies  (if not previously filled by the shareholders) may be filled by a majority of the Directors then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board
of  Directors;   provided,  however,  that  if,  at  any  time  that  there  are shareholders of the Corporation, immediately after filling such vacancy at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the shareholders of the Corporation. In the event that at any time, other than the time preceding the first annual shareholders' meeting, less than a majority of the Directors of the Corporation holding office at that time were elected by the shareholders, a meeting of the shareholders shall be held promptly and in any event within sixty days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors, unless the Securities and Exchange Commission shall by order extend such period.

Section 5. Removal. At any shareholders' meeting duly called, provided a quorum is present, the shareholders may remove any director from office (either with or without cause) and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed director or directors. A majority of all the votes entitled to be cast for the election of directors is sufficient to remove a Director.

Section 6. Annual and Regular Meetings. The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held at such other time and place as the Board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of New York. Except as otherwise provided in the 1940 Act, notice of such annual and regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made, in the manner provided for notice of special meetings. Except as otherwise provided under the 1940 Act, members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other at the same time.

Section 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Vice Chairman, or by two or more Directors, at the time and place (within or without the State of Illinois) specified in the respective notice or waivers of notice of such meetings. Notice of special meetings, stating the time and place, shall be (1) mailed to each Director at his or her residence or regular place of business at least three days before the day on which a special meeting is to be held or (2) delivered to him or her personally or transmitted to him or her by telegraph, telecopy, telex, cable, email or wireless at least one day before the meeting.

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Section  8.  Waiver of  Notice.  No notice of any  meeting  need be given to any
Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting) either before or after the time of the meeting. Receipt by the Secretary of the Corporation of an email acknowledgment that notice has been transmitted to any Director together with a telephone message alerting said Director of such email notice, shall constitute waiver of notice.

Section 9. Quorum and Voting. At all meetings of the Board of Directors, the presence of one half or more of the number of Directors then in office shall constitute a quorum for the transaction of business, provided that, at any time that there shall be more than one director, there shall be present at least two directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation, or by these Bylaws.

Section 10. Action Without a Meeting. Except as otherwise provided under the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 11. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors.

                                  ARTICLE IIIA

                               ADVISORY DIRECTORS

Section 1. Advisory Directors. The Board of Directors may elect one or more persons (who may or may not be officers of the Corporation) to serve as Advisory Directors of the Corporation. Advisory Directors shall attend meetings of the Board of Directors, and provide advice and assistance to the Board of Directors as requested. Advisory Directors will not be deemed members of the Board of Directors and will vote only on matters which require passage by a disinterested majority vote of Directors. Such matters that require a vote by a majority of disinterested Directors will be classified as such by the Board of Directors.

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Section 2. Election, Removal, etc. The election, tenure, qualifications, removal and  resignation  of Advisory  Directors  shall be governed by the provisions of
Article V of these By-Laws dealing with the election, tenure, qualifications, removal and resignation of officers.

Section 3. Indemnification and Insurance. An Advisory Director shall be entitled to the same Indemnification and Insurance provided under Article IX of these By-Laws as that which would apply to an officer or director of the Corporation.


                                   ARTICLE IV

                                   COMMITTEES

Section 1. Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees of the Board of Directors, including an Executive Committee. The Chairmen of such committees shall be elected by the Board of Directors. Each committee must be comprised of one or more members, each of whom must be a Director and shall hold committee membership at the pleasure of the Board. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to authorize dividends on stock, authorize the issuance of stock, recommend to shareholders any action requiring shareholders' approval, amend these Bylaws, approve any merger or share exchange which does not require shareholder approval, approve or terminate any contract with an "investment adviser" or "principal underwriter," as those terms are defined in the 1940 Act, or to take any other action required by the 1940 Act to be taken by the Board of Directors.

Section 2. Executive Committee. Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session, the Executive Committee, if one is designated by the Board, shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee. The President and Chairman shall automatically be members of the Executive Committee.

Section 3. Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum, and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

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Section  4.  Other  Committees.   The  Board  of  Directors  may  appoint  other
committees, each consisting of one or more persons, who need not be Directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.

                                    ARTICLE V

                                    OFFICERS

Section 1. General. The officers of the Corporation shall be a Chairman; Chief Executive Officer; Vice President; Treasurer; and Secretary and may include one or more Vice Presidents, Assistant Secretaries, or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 11 of this Article.

Section 2. Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 11 of this Article V, shall be elected by the Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not elected at any annual meeting, such officers may be elected at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer elected by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except that no one person may serve concurrently as both President and Vice President. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer, other than the Chairman or [Vice Chairman], need be a Director.

Section 3. Vacancies and Newly Created Officers. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or, in the case of any office created pursuant to Section 11 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

Section 4. Removal and Resignation. Any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign from office at any time by delivering a written resignation to the Board

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of Directors,  the  President,  the Chairman,  the  Secretary,  or any Assistant
Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 5. President. The President shall be an executive officer of the Corporation and, in the absence of the Chairman, shall preside at all shareholders' meetings and at all meetings of the Board of Directors. Subject to the supervision of the Chairman and the Board of Directors, the President shall have general charge of the business, affairs, and property of the Corporation and general supervision over its officers, employees, and agents. Except as the Board of Directors may otherwise order, the President may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The President shall exercise such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

Section 6. Chairman. The Chairman shall be the chief executive officer of the Corporation and shall preside at all shareholders' meetings and at all meetings of the Board of Directors, and may be ex officio a member of all committees of the Board of Directors. Except as the Board of Directors may otherwise order, the Chairman may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The Chairman shall exercise such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

Section 7. The Vice Chairman shall be the chief operating officer of the Corporation and, in the absence of the Chairman, shall preside at the all shareholders' meetings and at all meetings of the Board of Directors. Except as the Board of Directors may otherwise order, the Vice Chairman may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The Vice Chairman shall exercise such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

Section 8. Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. The Board of Directors may establish titles among the Vice Presidents denoting their relative seniority. At the request of, or in the absence or in the event of the disability of, the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 9. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except

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as  otherwise  provided  by the Board of  Directors,  the  Treasurer  shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. The Treasurer shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all transactions as Treasurer; and as soon as possible after the close of each financial year the Treasurer shall make and submit to the Board of Directors a like report for such financial year. The Treasurer shall perform all acts incidental to the office of Treasurer, subject of the control of the Board of Directors.

Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

Section 10. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the shareholders and Directors in books to be kept for that purpose. The Secretary shall keep in safe custody the seal of the Corporation, and shall have responsibility for the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates, and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. The Secretary shall perform such other duties which appertain to this office or as may be required by the Board of Directors. Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

Section 11. Subordinate Officers. The Board of Directors from time to time may appoint such other officers and agents as it may deem advisable, each of whom shall have such title, hold office, for such period, have such authority, and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, and duties. Any officer or agent appointed in accordance with the provisions of this Section 11 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

Section 12. Remuneration. The salaries or other compensation, if any, of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors in the manner provided by Section 9 of Article III, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of
Section 11 of this Article V.

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Section 13. Surety Bond. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

                                   ARTICLE VI

                                  CAPITAL STOCK

Section 1. Certificates of Stock. The interest of each shareholder of the Corporation may be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time authorize; provided, however, the Board of Directors may, in its discretion, authorize the issuance of noncertificated shares. No certificate shall be valid unless it is signed by the Chairman, President, or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation, or bears the facsimile signatures of such officers and a facsimile of such seal. In case any officer who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation, or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he or she were such officer at the date of issue.

In the event that the Board of Directors authorizes the issuance of non-certificated shares of stock, the Board of Directors may, in its discretion and at any time, discontinue the issuance of share certificates and may, by written notice to the registered owners of each certificated share, require the surrender of share certificates to the Corporation for cancellation. Such surrender and cancellation shall not affect the ownership of shares of the Corporation.

Section 2. Transfer of Shares. Subject to the provisions of the next sentence of this Section 2 of Article VI, Shares of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof in person or by his or her duly authorized attorney or legal representative (i) upon surrender and cancellation of any certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, or (ii) as otherwise

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prescribed by the Board of Directors.  the Board of Directors  may, from time to time, adopt limitations and rules and regulations with reference to the transfer of the shares of stock of the Corporation to comply with the requirements of the Securities Act of 1933, as amended, or other applicable laws. The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law or the statutes of the State of Maryland.

Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the shareholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

Section 4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and registrars of transfers for shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 5. Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any shareholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, provided that
(1) such record date shall be within ninety days prior to the date on which the particular action requiring such determination will be taken; (2) the transfer books shall not be closed for a period longer than twenty days; and (3) in the case of a meeting of shareholders, the record date shall be at least ten days before the date of the meeting.

Section 6. Lost, Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen, or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen, or destroyed certificate (or his or her legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or

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any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VII

                           FISCAL YEAR AND ACCOUNTANT

     Section 1. Fiscal Year. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of December.

     Section 2. Accountant.

A. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the shareholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any shareholders' meeting called for that purpose.

B. A majority of the members of the Board of Directors who are not "interested persons" (as defined in the 1940 Act) of the Corporation shall select the Accountant at any meeting held within thirty days before or after the beginning of the fiscal year of the Corporation or before the annual shareholders' meeting in that year. The selection shall be submitted for ratification or rejection at the next succeeding annual shareholders' meeting. If the selection is rejected at that meeting, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of shareholders called for the purpose of selecting an Accountant.

C. Any vacancy occurring between annual meetings due to the resignation of the Accountant may be filled by the vote of a majority of the members of the Board of Directors who are not interested persons.

                                  ARTICLE VIII

                              CUSTODY OF SECURITIES

Section 1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the

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Corporation.  The  Custodian  (and any  sub-custodian)  shall be a bank or trust company of good standing having an aggregate capital, surplus, and undivided profits not less than fifty million dollars ($50,000,000) or such other financial institution or other entity as shall be permitted by rule or order of the Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

Section 2. Termination of Custodian Agreement. Upon termination of the agreement for services with the Custodian or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the shareholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by resolution of the Board of Directors or by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

Section 3. Other Arrangements. The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule, or regulation.

                                   ARTICLE IX

                          INDEMNIFICATION AND INSURANCE

Section 1. Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify its present and past directors, officers, employees, and agents (including any "investment adviser" or "principal underwriter," as those terms are defined in the 1940 Act), and any persons who are serving or have served at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or enterprise, to the full extent provided and allowed by Maryland Code concerning corporations, as amended from time to time or any other applicable provisions of law. Notwithstanding anything herein to the contrary, no director, officer, investment adviser, or principal underwriter of the Corporation shall be indemnified in violation of Sections 17(h) and (i) of the 1940 Act. Expenses incurred by any such person in defending any proceeding to which he or she is a party by reason of service in the above-referenced capacities shall be paid in advance or reimbursed by the Corporation to the full extent permitted by law, including Sections 17(h) and (i) of the 1940 Act.

Section 2. Insurance of Officers, Directors, Employees and Agents. The Corporation may purchase and maintain insurance on behalf of any person who is or was serving at the request of the Corporation as a director, officer,

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employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in or arising out of his or her position, whether or not the Corporation would have the power to indemnify him or her against such liability. Notwithstanding the foregoing, any insurance so purchased will not protect or purport to protect any officer or director against liabilities for willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

Section 3. Amendment. No amendment, alternation, or repeal of this Article or the adoption, alteration, or amendment of any other provision of the Articles of Incorporation or Bylaws inconsistent with this Article shall adversely affect any right or protection of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal, or adoption.


                                    ARTICLE X

                                   AMENDMENTS

Section 1. General. Except as provided in Section 2 of this Article X, all Bylaws of the Corporation, whether adopted by the Board of Directors or the shareholders, shall be subject to amendment, alteration, or repeal, and new
Bylaws may be made by the affirmative vote of a majority of either: (1) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal, or new Bylaw; or (2) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal, or new Bylaw.

Section 2. By Shareholders Only. No amendment of any section of these Bylaws shall be made except by the shareholders of the Corporation if the Bylaws provide that such section may not be amended, altered, or repealed except by the shareholders. From and after the issue of any shares of the capital stock of the Corporation, no amendment, alteration, or repeal of this Article X shall be made except by the affirmative vote of the holders of either: (a) more than two-thirds of the Corporation's outstanding shares present at a meeting at which the holders of more than fifty percent of the outstanding shares are present in person or by proxy, or (b) more than fifty percent of the Corporation's outstanding shares.

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I certify that the bylaws are the  official  bylaws of Infinity  Capital  Group,
Inc., as adopted by the Board of Directors on July 8, 2003, signed this day of July 8, 2003.


/s/ Karl Nelson
---------------------------------
Karl Nelson
Corporate Secretary



























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